EXHIBIT 5 and 23.2

                                PARSONS LAW FIRM
                                ATTORNEYS AT LAW
                               2070 SKYLINE TOWER
                               10900 NE 4TH STREET
                           BELLEVUE, WASHINGTON 98004
                        (425) 451-8036 FAX (425) 451-8568
                         e-mail firm-info@parsonslaw.biz

James B. Parsons*                                  *Also admitted in Oregon and
jparsons@parsonslaw.biz                             the Northern Mariana Islands

Robert J. Burnett**                                **LL.M. in Taxation
rburnett@parsonslaw.biz

October 9, 2003
Board of Directors
Dynamic Imaging Group, Inc.
6500 NW 15th Ave., Suite 300
Ft. Lauderdale, FL 33309

Gentlemen:

In my capacity as counsel for Dynamic Imaging Group, Inc., (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 15,600,000 shares of common stock as set out and described in the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation of the Registration Statement.

Based upon the foregoing and
upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Florida;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

(3) The maximum of 15,600,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Yours very truly,

PARSONS LAW FIRM

/s/James B. Parsons